UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 16, 2020
Date of Report
(Date of earliest event reported)
WSFS Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)
500 Delaware Ave,
Wilmington, Delaware, 19801
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (302) 792-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	WSFS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 40.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosures

Sale of Visa Inc. (Visa) Class B Shares
On June 16, 2020, the Registrant sold 360,000 Visa Class B shares through an equity forward-starting swap structured sale. The Registrant will be obligated to pay an annual maintenance fee until the Visa covered litigation is complete and Visa Class B shares are converted to Visa Class A shares and become fully liquid. The sale will generate a net pre-tax gain of approximately $22 million and will be reported in the Registrant’s second quarter 2020 results. The transaction will monetize both the current book value and incremental gains to date. Sale proceeds and cash receipts are net of a reserve allocated to cover projected future maintenance fees from the structured sale. Subsequent to this transaction, the Registrant will retain approximately 4 thousand Visa Class B shares.
In March 2008, the Registrant received approximately 50,000 shares from the Visa IPO. The Registrant acquired 325,000 additional shares through 10 separate transactions, and another 17,000 shares from the Beneficial Bank acquisition. Total portfolio investment was $17.7 million. Total returns-to-date of approximately $78 million are derived from previously recognized mark-to-market gains of $48.5 million as of 1Q 2020, a 2018 all cash sale with a gain of $4.5 million, and life-to-date dividends of approximately $3 million.
Update on 2Q 2020 Outlook
The Registrant is providing an update on its 2Q 2020 Outlook provided in the 1Q 2020 Earnings Release Supplement furnished as Exhibit 99.2 to Form 8-K on April 27, 2020. The Registrant expects net interest margin will be near the high end of the range previously disclosed, and its core pre-provision net revenue (PPNR)1, which did not include the impact of the Paycheck Protection Program at the time, is now expected to exceed the 2Q 2020 Outlook, primarily as a result of the timing and impact of the phased reopening of the economy and other favorable performance. Core PPNR also excludes, among other items, gains from the sale of the Visa Class B shares.
The information is being furnished under Item 7.01 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statement Disclaimer
This filing contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company's Form 10-K for the year ended December 31, 2019, Form 10-Q for the quarter ended March 31, 2020 and in the other reports and documents filed by the Company with the Securities and Exchange Commission from time to time.
We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this filing, the terms "WSFS," "the Company," "registrant," "we," "us," and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise.
1 The Registrant uses non-GAAP (Generally Accepted Accounting Principles) financial information in its analysis of the Registrant’s performance. The Registrant’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Registrant’s management believes that investors may use these non-GAAP measures to analyze the Registrant’s financial performance without the impact of unusual items or events that may obscure trends in the Registrant’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. As used in this filing, core PPNR is a non-GAAP financial measure calculated as core net revenue before provision for credit losses and net of core noninterest expense.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date:	June 18, 2020	By:	/s/ Dominic C. Canuso
Dominic C. Canuso Executive Vice President and Chief Financial Officer